                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT (this "Agreement") is entered into by and between Fisher Scientific International, Inc., a Delaware corporation (the "Company") and Paul M. Montrone (the "Executive"), dated as of the 31st day of December, 2001.

          1. TERM OF THE AGREEMENT. This Agreement shall commence as of December 31, 2001 (the "Effective Date") and end on December 31, 2006 (the "Initial Employment Period" and, together with any extensions thereof pursuant to the next sentence, the "Employment Period"). As of the last day of the Initial Employment Period and each anniversary thereof, unless either party hereto shall have given the other party 60 days' advance notice that there shall be no further extensions pursuant to this sentence (such notices, a "Notice of Non-Extension"), the Employment Period shall be extended by an additional year.

          2. POSITION AND DUTIES. During the Employment Period, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with those held, exercised and assigned to the Executive on the day immediately preceding the Effective Date. The Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 25 miles from such location. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, charitable, governmental or religious boards or committees, (B) to manage or participate in activities of General Chemical Group, GenTek Inc.and Latona Associates, Inc., in a manner consistent with his current practice, (C) deliver lectures, fulfill speaking engagements or teach at educational institutions, (D) participate in political activities and fundraising and (E) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          3.   COMPENSATION.

          (a) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary of at least $815,000 ("Annual Base Salary"), which shall be paid in accordance with the Company's generally applicable payroll practices and policies. During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

          (b) ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to $475,000 (the "Minimum Bonus Amount"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

          (c) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

          (d) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies. Without limiting the generality of the foregoing, the Company shall continue to make all required premium payments and fulfill its other obligations under the split-dollar insurance agreement (the "Split-Dollar Agreement") entered into by the Company and the Executive and effective as of November 8, 1994.

          (e) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (f) FRINGE AND OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits, personal perquisites, and any other benefits in accordance with the most favorable plans, practices, programs and policies of the Company in all respects and its affiliated companies in effect for the Executive immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with affiliated companies, including, without limitation, benefits payable under the Executive's Split-Dollar Agreement.

          (g) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, in all respects equal to that provided to the Executive by the Company immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (h) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company in all respects and its affiliated companies as in effect for the Executive immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          4.   TERMINATION OF EMPLOYMENT.

          (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

          For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusive presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

          (c) GOOD REASON. The Executive's employment may be terminated by the Executive other than for Good Reason, or by the Executive for Good Reason at any time within 90 days after the Executive first has actual knowledge of the occurrence of such Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding, for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 2 hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

               (v) any delivery by the Company of a Notice of Non-Extension; or

               (vi) any failure by the Company to comply with and satisfy
          Section 9 of this Agreement.

For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

          (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (I) indicates the specific termination provision in this Agreement relied upon, (II) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (III) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e) DATE OF TERMINATION. "Date of Termination" means (I) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (II) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination, (III) if the Executive's employment is terminated by the Executive other than for Good Reason, the date on which the Executive notifies the Company of such termination and (IV) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

          5.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a) BY EXECUTIVE; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. In partial consideration for the confidential information and noncompetition covenants of the Executive pursuant to Section 8 and in part as liquidated damages in lieu of the payments and benefits to which the Executive would have been entitled through the remainder of the Employment Period, if, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason or without Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                    A.   the sum of

                         (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,

                         (2) the product of

                    (a) The Executive's target bonus as determined under the applicable Fisher compensation plan(s), and

                    (b) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and

               (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

          B.   the amount equal to the product of

               (1) five (three in the case of termination by the Executive without Good Reason) and

               (2) the sum of

                    (a) the Executive's Annual Base Salary and

                    (b) The Executive's target bonus as determined under the applicable Fisher compensation plan(s) and

          C. an amount equal to the difference between (A) the aggregate benefit under the Company's qualified - defined benefit retirement plans (collectively, the "Retirement Plan") and any excess or supplemental defined benefit retirement plans in which the Executive participates, including without limitation the Company's Executive Retirement and Savings Plan, (collectively, the "SERP") which the Executive would have accrued (whether or not vested) if the Executive's employment had continued for five years (three years in the case of termination by the Executive without Good Reason) after the Date of Termination and (B) the actual vested benefit, - if any, of the Executive under the Retirement Plan and the SERP, determined as of the Date of Termination (with the foregoing amounts to be computed on an actuarial present value basis, based on the assumption that the Executive's compensation in each of the five years (three years in the case of termination by the Executive without Good Reason) following such termination would have been that required by Section 3(a) and Section 3(b), and using actuarial assumptions no less favorable to the Executive than the most favorable of those in effect for purposes of computing benefit entitlements under the Retirement Plan and the SERP at any time from the day before the Effective Date) through the Date of Termination;

     (ii) for five (three years in the case of termination by the Executive without Good Reason) years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue all fringe and other benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(d), (f) and (g) of this Agreement if the Executive's employment had not been terminated (including without limitation pursuant to the Split Dollar Agreement) or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, and for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until five years (three years in the case of termination by the Executive without Good Reason) after the Date of Termination and to have retired on the last day of such period;

     (iii) the Company shall, at its sole expense as incurred, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in the Executive's sole discretion (but the total cost thereof shall not exceed $50,000); and

     (iv) for a period of five years following the Executive's termination, to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

     (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries and peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

     (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

     (d) CAUSE. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive
(X) the Annual Base Salary through the Date of Termination, (Y) the amount of any compensation previously deferred by the Executive, and (Z) Other Benefits, in each case to the extent theretofore unpaid. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination

     6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the

Executive may qualify, nor, subject to Section 10(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     7. FULL SETTLEMENT; LEGAL FEES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as specifically provided in Section 5(a)(ii), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability or entitlement under, any provision of this Agreement or any guarantee of performance thereof (whether such contest is between the Company and the Executive or between either of them and any third party, and including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate ("Applicable Federal Rate") provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     8.   CONFIDENTIAL INFORMATION; NONCOMPETITION.

     (a) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, proprietary or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies. During the period the Executive is employed with the Company, and for a period of 24 months after termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communication or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The restrictions set forth in this
Section 8 will not apply to information that is generally known to the public or in the trade, unless such knowledge results from an unauthorized disclosure by the Executive or representatives of the Executive in violation of this Agreement. This exception will not affect the application of any other provisions of this Agreement to such information in accordance with the terms of such provision. All documents and tangible things embodying or containing confidential information are the Company's exclusive property. The Executive will protect the confidentiality of their content and will return all copies, facsimiles and specimens of them and any other form of confidential information in the Executive's possession, custody or control to the Company before leaving the employment with the Company.

     (b) NONCOMPETITON. In consideration of the benefits described in Section 5 and the Put Right set forth in Section 11, during the Executive's employment with the Company, and for a period of 36 months thereafter, the Executive shall not, directly or indirectly, engage, participate or invest in or be employed by any business which is engaged in the scientific and clinical laboratory research distribution business in the United States. The foregoing restriction shall apply regardless of the capacity in which the Executive engages or engaged, participates or participated, or invests or invested in or is or was employed by a given business, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise. The provisions of this Section 8(b) shall not prevent the Executive from acquiring or holding publicly traded stock or other publicly traded securities of a business, so long as the Executive's ownership does not exceed 2 percent of the outstanding securities of such company of the same class as those held by the Executive or from engaging in any activity or having an ownership interest in any business that is reviewed by the Board of Directors. The Executive understands that the restrictions set out in this Section 8(b) are intended to protect the Company's interest in its secret, proprietary or confidential information and established customer relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

     (c) INJUNCTIVE RELIEF. The Executive agrees that it would be difficult to measure any damages caused to the Company that might result from any breach by the Executive of the promises set forth in this Agreement, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that in the case of breach, or proposed breach, of any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company. However, in no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     9. SUCCESSORS. This Agreement is personal to the Executive and without he prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     10.  MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          IF TO THE EXECUTIVE:


          Paul M. Montrone
          Great Hill
          Hampton Falls, NH 03844

          IF TO THE COMPANY:

          Attention:  General Counsel
          Fisher Scientific International Inc.
          Liberty Lane
          Hampton, NH 03842

Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) SEVERABILITY. The invalidity or uneforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) ENTIRE AGREEMENT. From and after the Effective Date this Agreement shall supersede any other employment agreement between the parties with respect to the subject matter hereof. For the avoidance of doubt, this Agreement shall not supersede the Split Dollar Agreement, nor shall it amend the Split Dollar Agreement except to the extent specifically provided herein, nor shall it amend, modify or alter in any way any existing agreement between the Company and the Executive regarding any equity interest in the Company, regardless of form.

     11.  PUT/CALL RIGHT.

     (a) EXECUTIVE'S PUT. In partial consideration of the Executive's noncompetition covenant pursuant to Section 8(b), at any time following the Effective Date, the Executive and/or any Permitted Transferee (as defined below) shall have the right (the "Put Right"), exercisable by delivery of a written notice (the "Put Notice") to the Company, to require the Company to purchase all, but not less than all, of the 51,667 Executive Performance Options (the "Put Options") granted to the Executive pursuant to the Fisher Scientific International Inc. 1998 Equity and Incentive Plan (the "1998 Option Plan"), for an aggregate purchase price (the "Put Price") of $5,000,000 in cash, subject to the provisions of this Section 11. Following receipt of the Put Notice, the Company shall be required to pay the Put Price to the Executive or the Permitted Transferee, as applicable, upon the second business day following the first anniversary of the date the Put Notice is received by the Company; PROVIDED, that if on such second business day, the Executive is a "covered employee" whose compensation is subject to the limitation on deductibility imposed by Section 162(m) of the Code, such payment shall be delayed until the first date on which the Executive is no longer such a "covered employee." For purpose of this
Section 11, "Permitted Transferee" shall mean any heir, executor, administrator, testamentary trustee, legatee or beneficiary of the Executive and any party who is a legitimate transferee of the Put Options in accordance with the instruments governing their transfer. The Company shall pay the Executive interest on the $5,000,000 cash payment due to the Executive following exercise of the Put Right at a rate equal to the prime rate published by The Chase Manhattan Bank on the business day nearest to the date on which the Put Right is exercised, compounded daily. Such interest shall accrue from the date of exercise until the date the $5,000,000 payment is made to the Executive, and shall be paid to the Executive concurrently with such $5,000,000 payment.

     (b) COMPANY'S CALL RIGHT. Upon termination of the Executive's employment with the Company for any reason (a "Call Event"), the Company shall have the right (the "Call Right"), exercisable by delivery of a written notice (the "Call Notice") to the Executive and any Permitted Transferees who then own any Put Options within a period of 180 days after the date of occurrence of the Call Event (subject to extension for up to 12 months in the event the Company is legally prohibited or contractually prohibited, by virtue of its debt or other obligations, from exercising its Call Rights) (the "Call Notice Period"), to require the Executive and any such Permitted Transferees to sell all, but not less than all, of the Put Options owned by the Executive and such Permitted Transferees on the date of occurrence of the Call Event at an aggregate price equal to the Put Price, allocated among the Executive and such Permitted Transferees (if any) in the same proportions as their ownership of the Put Options. Upon receipt of such notice the Executive and any such Permitted Transferees shall sell such Put Options, subject to the terms hereof.

     (c) CLOSING. The closing of the acquisition by the Company of Put Options following exercise of the Put Right or the Call Right shall take place at the principal office of the Company on the tenth business day after the date of the Put Notice or the Call Notice. At such closing, the Company shall pay the Put Price by wire transfer to the account or accounts designated by the Executive or Permitted Transferee, as applicable, in writing to Company or, if the Executive or Permitted Transferee, as applicable, fails to designate any such account, the Company shall deliver a certified check or checks in the amount of the applicable Put Price to the Executive or such Permitted Transferee, as applicable, in each case against delivery of duly endorsed certificates representing such Put Options (to he extent issued in certificated form).

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                  /s/ Paul M. Montrone
                                  ----------------------------------------
                                  PAUL M. MONTRONE



                                  FISHER SCIENTIFIC INTERNATIONAL, INC.

                                  /s/ Kevin P. Clark
                                  -------------------------------------
                                  By: KEVIN P. CLARK